Exhibit 99.1

COMPUCREDIT REPORTS THIRD QUARTER 2005 RESULTS

ATLANTA, GA, November 1, 2005 – CompuCredit (NASDAQ: CCRT) reported third quarter 2005 net income attributable to common shareholders of $52.7 million, or $1.05 per diluted share, as compared to its third quarter 2004 net income attributable to common shareholders of $37.9 million, or $0.75 per diluted share.

“CompuCredit is pleased to announce another solid earnings quarter this year,” said David G. Hanna, Chairman and Chief Executive Officer. “Our third quarter results reflect the success we have had in originating new credit card accounts—over 360,000 during the quarter—and expanding the suite of financial products and services that we provide to our customer base.”

The net interest margin was 23.2 percent in the third quarter of 2005, as compared to 21.2 percent for the third quarter of 2004. The adjusted charge-off rate was 7.8 percent in the third quarter of 2005, as compared to 8.3 percent for the third quarter of 2004. Also, at September 30, 2005, the 60-plus day delinquency rate was 9.6 percent, as compared to 10.7 percent at September 30, 2004.

Various references within this press release and the accompanying financial information are to the Company’s managed receivables, which include the Company’s non-securitized receivables, as well as the receivables underlying the Company’s off balance sheet securitization facilities. Financial, operating and statistical data based on these aggregate managed receivables are key to any evaluation of the Company’s performance in managing (including underwriting, valuing purchased receivables, servicing and collecting) the aggregate of the portfolios of receivables reflected on the Company’s balance sheet and underlying the Company’s securitization facilities. In allocating the Company’s resources and managing the Company’s business, management relies heavily upon financial, operating and statistical data prepared on a so-called “managed basis.” It is also important to analysts, investors and others that the Company provides selected metrics and data on a managed basis because this allows a comparison of CompuCredit to others within the specialty finance industry. Moreover, the Company’s management, analysts, investors and others believe it is critical that they understand the credit performance of the entire portfolio of the Company’s managed receivables because it reveals information concerning the quality of loan originations and the related credit risks inherent within the securitized portfolios and the Company’s retained interests in its securitization facilities.

Managed receivables data assume that none of the credit card receivables underlying the Company’s off balance sheet securitization facilities were ever transferred to securitization facilities and present the net credit losses and delinquent balances on the receivables as if the Company still owned the receivables. Reconciliation of the managed receivables data to the Company’s GAAP financial statements requires: (1) recognition that a significant majority of the Company’s loan and fee receivables (i.e., all but $239.5 million of GAAP credit card loan and fee receivables at gross face value) had been sold in securitization transactions as of September 30, 2005; (2) a look through to the economic share of (or equity interest in) the receivables that the Company manages for its three equity-method investees; (3) removal of the Company’s minority interest holders’ interests in the managed receivables underlying the Company’s GAAP consolidated results; and (4) recognition that the previously de-securitized Fingerhut managed receivables were recorded at a $0.0 basis in the Company’s GAAP financial statements prior to its re-securitization of these receivables in September 2005.

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Further details regarding CompuCredit’s third quarter financial performance will be discussed during management’s conference call on Wednesday, November 2, 2005 at 8:00 a.m., Eastern Time. The media and public are invited to listen to the live webcast of the call, accessible on the Internet at www.CompuCredit.com. A replay of the conference call also will be available on the web site.

CompuCredit Corporation is a specialty finance company and marketer of branded credit cards and related financial services. CompuCredit provides these services to consumers who are underserved by traditional financial institutions. Through corporate and affinity contributions focused on the underserved and un-banked communities, CompuCredit also uses its financial resources and volunteer efforts to address the numerous challenges affecting its customers. For more information about CompuCredit, visit http://www.CompuCredit.com.

Contact:	Jay Putnam CompuCredit Corporation phone: 770-206-6364 email: Jay.Putnam@compucredit.com

CompuCredit Corporation (CCRT)

Financial and Statistical Summary

(Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	September 30,
	2005	2005	2004
	(In thousands, except per share data)

Common Share Statistics
Net Income Per Common Share—Basic	$1.09	$1.33	$0.77
Net Income Per Common Share—Diluted	$1.05	$1.29	$0.75
Book Value Per Common Share Outstanding (period end)(1)	$15.58	$14.47	$12.64
Stock Price Per Share (period end)	$44.42	$34.28	$18.62
Total Market Capitalization (period end)	$2,170,249	$1,667,382	$852,233
Shares Outstanding (period end)	48,857	48,640	45,770
Weighted Average Shares O/S - Basic	48,524	50,125	50,876
Weighted Average Shares O/S - Diluted	50,278	51,541	51,686

Average Managed Loans Statistics (2)
Average Managed Loans	$2,383,398	$2,368,897	$1,947,009
Average Shareholders’ Equity	$725,192	$709,520	$616,960
Net Interest Margin	23.2%	22.7%	21.2%
Return on Average Managed Loans	8.8%	11.2%	8.0%
Return on Average Equity (ROE)	29.0%	37.5%	25.3%
Net Charge-Off Rate	10.4%	11.8%	13.0%
Adjusted Charge-Off Rate	7.8%	8.0%	8.3%
Adjusted Charge-Offs	$46,251	$47,413	$40,457
Risk Adjusted Margin	31.3%	40.3%	28.7%
Operating Ratio	14.9%	15.4%	15.0%
Other Income Ratio	15.8%	27.6%	15.8%

Period-End Managed Loans Statistics (2)
Total Managed Loans	$2,402,771	$2,359,903	$1,958,735
Delinquency Rate (60+ days)	9.6%	8.3%	10.7%
Number of Accounts	3,318	3,092	2,388
Shareholders’ Equity	$761,398	$703,685	$642,140
Equity to Managed Loans Ratio	31.7%	29.8%	32.8%

(1) Assumes that any outstanding preferred shares are converted into common shares as of the end of each period.

(2) Excludes receivables at or near charge-off at the time of purchase.

CompuCredit Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30, 2005	December 31,
	(Unaudited)	2004
	(Dollars in thousands)

Assets
Cash and cash equivalents (including restricted cash of $11,990 at September 30, 2005 and $11,615 at December 31, 2004)	$93,906	$68,240
Securitized earning assets	714,369	536,718
Non-securitized earning assets, net	388,756	158,430
Deferred costs, net	30,988	34,920
Software, furniture, fixtures and equipment, net	37,694	31,552
Investments in equity-method investees	69,729	42,059
Intangibles, net	14,621	10,643
Goodwill	131,150	100,552
Prepaid expenses and other assets	$26,475	20,412

Total assets	$1,507,688	$1,003,526

Liabilities
Accounts payable and accrued expenses	$80,201	$36,088
Notes payable	161,079	83,624
Convertible senior notes	250,000	—
Deferred revenue	70,895	29,830
Current and deferred income tax liabilities	133,783	115,786
Total liabilities	695,958	265,328

Minority interests	50,332	54,308

Shareholders’ equity
Common stock, no par value, 150,000,000 shares authorized: 53,389,205 and 53,159,253 issued at September 30, 2005 and December 31, 2004, respectively	—	—
Additional paid-in capital	315,358	303,356
Treasury stock, at cost, 4,531,722 and 1,914,646 shares at September 30, 2005 and December 31, 2004, respectively	(124,805)	(26,721)
Deferred compensation	(5,707)	(922)
Warrant	25,610	25,610
Retained earnings	550,942	382,567

Total shareholders’ equity	761,398	683,890

Total liabilities and shareholders’ equity	$1,507,688	$1,003,526

CompuCredit Corporation and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

	For Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2005	2005	2004	2005	2004
	(Dollars in thousands, except per share data)
Interest income:
Consumer loans, including past due fees	$37,479	$30,944	$11,702	$82,460	$27,282
Other (1)	2,468	2,648	2,224	8,028	5,841
Total interest income	39,947	33,592	13,926	90,488	33,123
Interest expense (2)	(6,345)	(16,373)	(1,951)	(25,140)	(2,722)
Net interest income before fees and other income on non-securitized earning assets and provision for loan losses	33,602	17,219	11,975	65,348	30,401
Fees and other income on non-securitized earning assets	112,347	173,390	84,600	386,503	153,099
Provision for loan losses	(48,012)	(39,590)	(27,221)	(106,826)	(51,221)
Net interest income, fees and other income on non-securitized earning assets	97,937	151,019	69,354	345,025	132,279

Other operating income:
Fees and other income on securitized earning assets	56,503	22,489	54,386	116,484	130,180
Servicing income	33,667	37,693	23,365	107,819	70,589
Ancillary and interchange revenues	7,325	6,469	6,155	19,327	16,281
Equity in income (loss) of equity-method investees	9,708	7,362	(169)	35,889	(606)
Total other operating income	107,203	74,013	83,737	279,519	216,444
Other operating expense:
Salaries and benefits	9,174	7,882	5,744	24,163	17,116
Card and loan servicing	55,115	63,173	42,505	177,623	116,397
Marketing and solicitation	26,748	20,156	12,251	64,954	26,980
Depreciation	4,846	4,346	4,094	13,405	12,046
Other (3)	23,617	21,858	21,347	64,533	42,119
Total other operating expense	119,500	117,415	85,941	344,678	214,658
Income before minority interests and income taxes	85,640	107,617	67,150	279,866	134,065
Minority interests	(2,706)	(2,842)	(7,131)	(14,709)	(20,178)
Income before income taxes	82,934	104,775	60,019	265,157	113,887
Income taxes	(30,271)	(38,243)	(21,007)	(96,782)	(41,236)
Net income	$52,663	$66,532	$39,012	$168,375	$72,651

Net income attributable to common shareholders	$52,663	$66,532	$37,887	$168,375	$69,359

Net income per common share—basic	$1.09	$1.33	$0.77	$3.37	$1.41
Net income per common share—diluted	$1.05	$1.29	$0.75	$3.27	$1.39

(1) Other interest income, which is not a component of net interest margin on the Financial and Statistical Summary, includes $312, $320, $273, $934, and $788 (in thousands) for the respective periods related to our minority interest partner’s share of interest income.

(2) Includes Auto Finance segment interest expense of $2,565, $2,441, $0, $5,006, and $0 (in thousands) for the respective periods; Auto Finance segment interest expense is the only component of interest expense that is included as an offset in determining net interest margin on the Financial and Statistical Summary

(3) Other operating expense includes ancillary product expenses of $414, $575, $227, $1,154 and $764 (in thousands) for the respective periods.

CompuCredit Corporation and Subsidiaries

Business Segment Data (Unaudited)

Three Months Ended September 30, 2005	Credit Cards	Investments in Previously Charged-Off Receivables	Retail Micro- Loans	Auto Finance	Other	Total

Net interest income (expense), fees and other income on non-securitized earning assets	$66,266	$6,628	$16,607	$8,675	$(239)	$97,937
Total other operating income	99,443	2,279	5,481	—	—	107,203
Income before income taxes	84,303	5,047	2,953	2,006	(11,375)	82,934
Total assets	$1,104,905	$36,347	$187,565	$168,807	$10,064	$1,507,688

Nine Months Ended September 30, 2005	Credit Cards	Investments in Previously Charged-Off Receivables	Retail Micro- Loans	Auto Finance	Other	Total

Net interest income, fees and other income on non-securitized earning assets	$169,033	$111,179	$45,619	$18,228	$966	$345,025
Total other operating income	257,380	4,295	17,844	—	—	279,519
Income before income taxes	188,596	89,705	6,560	4,979	(24,683)	265,157
Total assets	$1,104,905	$36,347	$187,565	$168,807	$10,064	$1,507,688

Three Months Ended September 30, 2004	Credit Cards	Investments in Previously Charged-Off Receivables	Retail Micro- Loans	Auto Finance	Other	Total

Net interest income, fees and other income on non-securitized earning assets	$44,376	$13,857	$11,164	—	$118	$69,515
Total other operating income	75,783	—	7,793	—	—	83,576
Income before income taxes	59,265	3,915	2,705	—	(5,866)	60,019
Total assets	$774,797	$12,739	$155,421	—	$4,203	$947,160

Nine Months Ended September 30, 2004	Credit Cards	Investments in Previously Charged-Off Receivables	Retail Micro- Loans	Auto Finance	Other	Total
Net interest income, fees and other income on non-securitized earning assets	$77,943	$40,858	$13,269	—	$209	$132,279
Total other operating income	206,240	—	10,204	—	—	216,444
Income before income taxes	113,373	11,427	3,512	—	(14,425)	113,887
Total assets	$774,797	$12,739	$155,421	—	$4,203	$947,160